UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2008

AVIZA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51642	20-1979646
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 Kings Village Road, Scotts Valley, CA 95066

(Address of principal executive offices) (Zip Code)

831-438-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.                                          Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 10, 2008, in connection with the requirements of the Sarbanes-Oxley Act of 2002, our Board of Directors approved a stand-alone code of ethics applicable to our Chief Executive Officer and Senior Financial Officers. Further to such approval, our Code of Business Conduct and Ethics, which remains applicable to all of our personnel, has been amended to delete the following language:

This Code, as applied to the Company’s principal financial officers, shall be our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

A copy of our stand-alone code of ethics applicable to our Chief Executive Officer and Senior Financial Officers is attached hereto as Exhibit 14.1 and incorporated herein by reference.  A copy of our Code of Business Conduct and Ethics, as amended, is attached hereto as Exhibit 14.2 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number

14.1	Code of Ethics for Chief Executive and Senior Financial Officers of Aviza.

14.2	Aviza Technology, Inc. Code of Business Conduct and Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       November 14, 2008

AVIZA TECHNOLOGY, INC.

By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number

14.1	Code of Ethics for Chief Executive and Senior Financial Officers of Aviza.

14.2	Aviza Technology, Inc. Code of Business Conduct and Ethics.